As filed with the Securities and Exchange Commission on June 8, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNOVUS FINANCIAL CORP.
(Exact Name of Registrant as Specified in Its Governing Instruments)

Georgia	58-1134883
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901
Telephone: (706) 641-6500
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Mary Maurice Young
Deputy General Counsel and Corporate Secretary
Synovus Financial Corp.
1111 Bay Avenue, Suite 501
Columbus, Georgia 31901
Telephone: (706) 644-2748
(Name, Address, including Zip Code and Telephone Number including Area Code, of Agent For Service)
Copies to:
Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common stock, par value $1.00 per share	3,000,000(1)(3)	$19.94	$59,805,000	$7,763

(1)
If, prior to the completion of the distribution of the Synovus common stock covered by this registration statement, additional shares of such common stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Pursuant to Rule 457(c), the offering price is computed on the basis of the average high and low prices of the Synovus Financial Corp. common stock, as reported by the New York Stock Exchange on June 2, 2020.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 2,813,050 shares of Synovus common stock that were previously registered by Synovus Financial Corp. under Registration Statement No. 333-219862 on Form S-3ASR (the “Prior Registration Statement”) filed with the Commission on August 10, 2017, but that were unsold as of the date hereof. The registrant is applying $7,763 of the registration fee paid in connection with the Prior Registration Statement and associated with such unsold securities toward the payment of the registration fee in respect of the Synovus common stock registered hereunder pursuant to Rule 457(p) promulgated under the Securities Act. Accordingly, the filing fee transmitted herewith is zero. The offering of securities on the Prior Registration Statement shall be deemed terminated as of the date hereof.

SYNOVUS®
PROSPECTUS
Synovus Dividend Reinvestment and Direct Stock Purchase Plan
This Prospectus describes the Synovus Dividend Reinvestment and Direct Stock Purchase Plan, or the “Plan.” The Plan promotes long-term ownership in Synovus Financial Corp., or “Synovus,” by offering:
•A simple, cost-effective method for purchasing shares of Synovus common stock directly from Synovus;
•A way to increase your holdings in Synovus by reinvesting your cash dividends; and
•The opportunity to purchase additional shares by making optional cash investments.
You do not have to be a current shareholder of Synovus to participate in the Plan. You can purchase your first shares of Synovus stock through the Plan by making an initial investment of $250 or more.
This Prospectus relates to 3,000,000 shares of our common stock to be offered under the Plan. Our common stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “SNV.” On June 5, 2020, the closing price of our common stock was $23.39 per share.
Investing in Synovus stock involves risks. You should carefully consider the risks discussed in this Prospectus and in our filings with the Securities and Exchange Commission before enrolling in the Plan.
The shares of Synovus stock offered under the Plan do not represent deposits, savings accounts or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, or “FDIC,” or any other governmental agency or instrumentality.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 8, 2020.

No dealer, salesman or any other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus, and, if given or made such information or representation must not be relied upon as having been authorized by Synovus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the financial condition and affairs of Synovus since the date of this Prospectus.

Important Notice About this Prospectus
This Prospectus replaces and supersedes the Prospectus describing the Synovus Dividend Reinvestment and Direct Stock Purchase Plan dated August 10, 2017.
In this Prospectus, the words “Synovus,” the “Company,” “we,” “us” and “our” refer to Synovus Financial Corp. and its subsidiaries unless otherwise indicated or the context otherwise requires. You should rely only on the information contained or incorporated by reference in this Prospectus. Neither we nor American Stock Transfer & Trust Company, LLC, the Plan administrator, have authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in this Prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this Prospectus nor any sale made under this Prospectus of the securities described herein shall under any circumstances imply, and you should not assume, that the information contained in this Prospectus or any document incorporated by reference is accurate as of any date other than on the date on the front cover of the applicable document, regardless of the time of delivery of this Prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
About Synovus Financial Corp.
Synovus Financial Corp. is a financial services company based in Columbus, Georgia. Through its wholly-owned subsidiary, Synovus Bank, a Georgia state-chartered bank that is a member of the Federal Reserve System, the Company provides commercial and retail banking in addition to a full suite of specialized products and services including private banking, treasury management, wealth management, premium finance, asset-based lending, structured lending, and international banking. Synovus Bank is positioned in markets in the Southeast, with 299 branches in Alabama, Florida, Georgia, South Carolina, and Tennessee.
Our principal executive offices are located at 1111 Bay Avenue, Suite 501, Columbus, Georgia 31901, and our telephone number is (706) 641-6500.
Risk Factors
Investing in our stock involves risks. Please see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”) and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, as filed with the Securities and Exchange Commission, or “SEC,” which are all incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus.
Forward-Looking Statements
Certain statements made in the Prospectus or in the documents we file with the SEC that are incorporated by reference in this Prospectus are forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to Synovus' beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond Synovus' control and which may cause Synovus' actual results, performance or achievements or the financial services industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus' use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus' future business and financial performance and/or the performance of the financial services industry and economy in general. Forward-looking statements are based on the current beliefs and expectations of Synovus' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this document. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to:
(1)     the risks and uncertainties related to the impact of the COVID-19 pandemic on our assets, business, capital and liquidity, financial condition, prospects and results of operations;

(2)     the risk that the current and any further economic downturn and contraction could have a material adverse effect on our capital, liquidity, financial condition, credit quality, results of operations and future growth, including the risk that the current economic contraction could last much longer and be much more severe if efforts to contain the pandemic are unsuccessful and restrictions on movement last longer than currently anticipated;
(3)     the risk that competition in the financial services industry may adversely affect our future earnings and growth;
(4)     the risk that we may not realize the expected benefits from our efficiency and growth initiatives or that we may not be able to realize those cost savings or revenue initiatives in the time period expected, which could negatively impact our future profitability;
(5)     changes in the cost and availability of funding due to changes in the deposit market and credit market;
(6)     restrictions or limitations on access to funds from historical and alternative sources of liquidity could adversely affect our overall liquidity, which could restrict our ability to make payments on our obligations and our ability to support asset growth and sustain our operations and the operations of Synovus Bank;
(7)     the risks that if economic conditions worsen further or regulatory capital rules are modified, we may be required to undertake initiatives to improve our capital position;
(8)     our ability to identify and address cyber-security risks such as data security breaches, malware, "denial of service" attacks, "hacking" and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage of our systems, increased costs, significant losses, or adverse effects to our reputation;
(9)     changes in the interest rate environment, including changes to the federal funds rate to include a possible negative interest rate environment, and competition in our primary market area may result in increased funding costs or reduced earning assets yields, thus further reducing margins and net interest income;
(10)     the risk that our asset quality may deteriorate, our allowance for credit losses may prove to be inadequate or may be negatively affected by credit risk exposures, and the risk that we may be unable to obtain full payment in respect of any loan or other receivables;
(11)     the risk that our current and future information technology system enhancements and operational initiatives may not be successfully implemented, which could negatively impact our operations;
(12)     the risk that our enterprise risk management framework, our compliance program, or our corporate governance and supervisory oversight functions may not identify or address risks adequately, which may result in unexpected losses;
(13)     our ability to attract and retain employees that are key to our strategic and growth initiatives;
(14)     our ability to receive dividends from our subsidiaries could affect our liquidity, including our ability to pay dividends or take other capital actions;
(15)     the risk that we may be required to make substantial expenditures to keep pace with regulatory initiatives and the rapid technological changes in the financial services market;
(16)     risks related to our business relationships with, and reliance upon, third parties that have strategic partnerships with us or that provide key components of our business infrastructure, including the costs of services and products provided to us by third parties, and risks related to disruptions in service or financial difficulties with a third-party vendor or business relationship;
(17)     risks related to the ability of our operational framework to identify and manage risks associated with our business such as credit risk, compliance risk, reputational risk, and operational risk, including third-party business partners, as well as our relationship with third-party vendors and other service providers;
(18)     the risk related to our implementation of new lines of business, new products and services or new technologies;

(19)     the impact of recent and proposed changes in governmental policy, laws and regulations, including recently enacted laws, regulations and guidance related to government stimulus programs related to the COVID-19 pandemic, proposed and recently enacted changes in the regulation and taxation of banks and financial institutions, or the interpretation or application thereof and the uncertainty of future implementation and enforcement of these regulations;
(20)     the risk that we could realize losses if we sell non-performing assets and the proceeds we receive are lower than the carrying value of such assets;
(21)     the risk that we may be exposed to potential losses in the event of fraud and/or theft, or in the event that a third-party vendor, obligor, or business partner fails to pay amounts due to us under that relationship or under any arrangement that we enter into with them;
(22)     risks related to the fluctuation in our stock price and general volatility in the stock market;
(23)     the impact on our financial results, reputation, and business if we are unable to comply with all applicable federal and state regulations or other supervisory actions or directives and any necessary capital initiatives;
(24)     risks related to regulatory approval to take certain actions, including any dividends on our common stock or preferred stock, any repurchases of common stock or any issuance or redemption of any other regulatory capital instruments;
(25)     risks related to the continued use, availability and reliability of LIBOR and other "benchmark" rates;
(26)     the costs and effects of litigation, investigations, inquiries or similar matters, or adverse facts and developments related thereto, including the costs and effects of litigation related to our participation in government stimulus programs associated with the COVID-19 pandemic;
(27)     the risk that we may fail to realize all of the anticipated benefits of the Merger or those benefits may take longer to realize than expected;
(28)     the risk that we may not be able to identify suitable bank and non-bank acquisition opportunities as part of our growth strategy and even if we are able to identify attractive acquisition opportunities, we may not be able to complete such transactions on favorable terms or realize anticipated benefits from such transactions;
(29)     the effects of any damages to our reputation resulting from developments related to any of the items identified above; and
(30)     other factors and other information contained in this Prospectus and in other reports and filings that we make with the SEC under the Exchange Act.
For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Part I-Item 1A. Risk Factors” and other information contained in Synovus' 2019 Form 10-K and our other periodic filings, including quarterly reports on Form 10-Q and current reports on Form 8-K, that we file from time to time with the SEC. All written or oral forward-looking statements that are made by or are attributable to Synovus are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those statements speak only as of the date on which the statements are made. Synovus undertakes no obligation to update any forward-looking information and statements, whether oral or written, to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law.
Summary of the Plan

•	ENROLLMENT:

•	Interested investors who are not already shareholders can purchase shares through the Plan by submitting a completed Enrollment Form and making an initial investment of at least $250.

•
Shareholders with shares held in a brokerage account may participate by registering some or all of their shares directly in their own name and submitting a completed Enrollment Form. There is no fee for existing shareholders to join the Plan.

•	Existing registered shareholders can participate by submitting a completed Enrollment Form. There is no fee for existing shareholders to join the Plan.

•	The Enrollment Form may be submitted in hard copy or you can enroll online by visiting www.astfinancial.com.

•
REINVESTMENT OF DIVIDENDS: You can reinvest all or, if you own 100 shares or more of Synovus stock, a portion, of your cash dividends, toward the purchase of additional shares of Synovus stock without paying trading fees. Full investment of your dividends is possible because Synovus will credit your account with both whole and fractional shares. Synovus pays dividends on both whole shares and fractional shares.

•
OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of Synovus stock for fees that are typically lower than those charged by stockbrokers. You can invest a minimum of $50 at any one time and up to $250,000 in the aggregate per calendar year. You can pay by check or have your payment automatically withdrawn from your bank account as an individual or ongoing monthly debit. Full investment of your cash contribution is possible because Synovus will credit your account with both whole and fractional shares. Synovus pays dividends on both whole shares and fractional shares.

•
SAFEKEEPING OF CERTIFICATES: You can deposit your Synovus stock certificates for safekeeping at no cost to you. A certificate for the shares held in safekeeping will be sent to you, free of charge, upon request.

•	SELL SHARES CONVENIENTLY: If you choose to sell the Synovus stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

•	GIFTS OR TRANSFERS OF SHARES: You can give or transfer your Synovus shares to others through the Plan at no charge.

•
TRACKING YOUR INVESTMENT: You will receive a Plan statement or a notification after each transaction. Statements provide the details of the transaction and show the share balance in your Plan account. You will also have access to your account online over the Internet. You can verify your account balance, change your dividend election, conduct purchase or sale transactions or request a statement at any time by visiting www.astfinancial.com.

Administrator of the Plan
Synovus has designated American Stock Transfer and Trust Company, LLC, or “AST” or the “Administrator,” to administer the Plan and act as Agent for the participants. The Administrator may be contacted as detailed below.
Inquiries
For information about the Plan:
Internet
You can obtain information about your Synovus account online at the internet address below. To gain access, you will need your Social Security number and your AST ten (10) digit account number. You may also apply for a personal identification number, or “PIN,” online. If you applied for a PIN and have forgotten what your PIN is, you can call 1-888-777-0322 to have it reset.
www.astfinancial.com
Telephone
The Administrator may be contacted at the following toll-free number within the United States and Canada:
1-888-777-0322
An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

Written Inquiries
You may also write the Administrator at the following address:
American Stock Transfer and Trust Company, LLC
Attn: Shareholder Relations Department
6201 15th Avenue
Brooklyn, New York 11219
 Transactions via Regular Mail
You may also make transactions by contacting the Administrator at the following address:
American Stock Transfer and Trust Company, LLC
Attn: Plan Administration Department
P.O. Box 922
Wall Street Station
New York, New York 10269-0560
Be sure to include your name, address, daytime phone number and a reference to Synovus on all correspondence.
Commonly Asked Questions
Am I eligible to join the Plan?
You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

•
If you do not currently own any Synovus stock, you can join the Plan by making an initial investment of at least $250, but not more than $250,000. You can get started in the Plan by returning a completed Enrollment Form to the Administrator along with your check payable to Synovus/AST or by enrolling online through AST at www.astfinancial.com. You can also access the Plan enrollment process from the Synovus web site, investor.synovus.com, under the Stock Information section. Your initial investment can be made through AST’s website at www.astfinancial.com by authorizing a one-time automatic deduction from your bank account or by authorizing the automatic monthly investment feature and initiating your investment with only $50 and a commitment for at least five sequential monthly purchases. The Administrator will arrange for the purchase of shares for your Plan account but will not pay interest on amounts held pending investment. Please allow two weeks for your Plan account to be established, initial shares to be purchased and a statement mailed to you.

•
If you already own Synovus stock and the shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should instruct your broker, bank, or trustee to register some or all of your Synovus shares directly in your name. You can then join the Plan by returning a completed Enrollment Form to AST or by enrolling online through AST at www.astfinancial.com.

•
If you already own Synovus stock and the shares are registered in your name, you may join the Plan by returning a completed Enrollment Form to AST at the address noted on the form or by enrolling online through AST at www.astfinancial.com.

 How do I enroll?
Complete and sign the Enrollment Form included with this Prospectus and mail it to the address shown on the form or enroll online through AST at www.astfinancial.com. AST’s website can be accessed from the Synovus web site, investor.synovus.com, under the Stock Information section or through AST’s web site at www.astfinancial.com.
Will I receive dividends?
Synovus’ Board of Directors may declare a dividend for distribution under Georgia law. Payment of dividends is a business decision made by our Board of Directors based primarily upon the results of operations, financial condition and capital requirements of Synovus. If and to the extent dividends are declared by our Board on the Synovus stock, you will receive such dividends on the shares of Synovus stock you own through the Plan. However, the amount and timing of dividends may be changed, or the payment of cash dividends may be terminated, at any time without notice. For additional information about Synovus’ dividend policy, see the section captioned “Dividends” in Synovus’ 2019 Form 10-K.

May I have my cash dividends electronically deposited into my bank or other financial account?
You may have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Enrollment Form and submit the form to the Administrator in hard copy or online at www.astfinancial.com. Direct deposit authorization requests will be processed as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying the Administrator.
May I reinvest some or all of my dividends in Synovus stock?
If you hold less than 100 shares of Synovus stock, you may choose to have all cash dividends reinvested in additional shares of stock without paying trading fees. If you own 100 shares or more of Synovus stock, you may choose to reinvest all or a portion of the cash dividends paid on your shares held in the Plan without paying trading fees. Under the provisions of the Emergency Economic Stabilization Act of 2008, the Administrator is required by law to report the cost basis in shares of Synovus stock owned by you under the Plan to participants in the Plan and to the Internal Revenue Service, or “IRS.” The IRS requires shareholders to reinvest a minimum of 10% of their dividend received on shares under the Plan each scheduled dividend payment date. You can make this election when you enroll in the Plan or at a later date. You can make or change your dividend reinvestment election at any time by notifying the Administrator. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is normally at least approximately 10 days prior to the payment date.)
If you own 100 shares or more of Synovus stock and you elect to reinvest your dividends, you must choose one of the following options when completing the Dividend Reinvestment section of the Enrollment Form:
Full Dividend Reinvestment
Purchase additional shares by reinvesting all of your cash dividends.
Partial Dividend Reinvestment
If you choose to reinvest less than all of your dividends, you will receive a cash dividend payment based on the number of full shares you specify and reinvest the dividends on all remaining shares. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).
If you choose partial dividend reinvestment, you may have the remaining cash portion of your dividend deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate section of the Enrollment Form or notify the Administrator. Direct deposit authorization requests will be processed as soon as possible after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying the Administrator.
Under the Emergency Economic Stabilization Act passed by Congress in 2008, you must reinvest at least 10% of your dividend distribution each dividend period.
May I discontinue reinvesting my dividends?
You may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator. To be effective for a given dividend payment, your notification must be received three (3) days or more prior to the dividend payment date for that dividend to be paid out in cash. If your request to terminate participation in the Plan is received less than three (3) days prior to any dividend payment date then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances. The Administrator will continue to hold your shares unless you request a certificate for any full shares and check for the fractional share. You may also request the sale of all or part of your shares or have your broker electronically transfer your shares to your brokerage account.

May I make additional cash investments when I want to?
You may purchase additional shares of Synovus stock by using the Plan’s optional cash investment feature. You must invest at least $50 each time and cannot invest more than $250,000 in a calendar year. Interest will not be paid on amounts held pending investment. Trading fees of $.05 per share will be deducted except when Synovus issues new shares.

•	Check:

You may make optional cash investments by sending a check payable to Synovus/AST. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your statement and mail your investment and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 10 days from the receipt of the check. A $35 fee will be assessed for a check that is returned for insufficient funds. The Administrator will deduct a processing fee of $1.00 per check.
Additional shares may be sold from the participant’s account if the sale of the shares purchased is not sufficient to cover the return check or direct debit and any fees charged for the return check or direct debit.

•	Automatic Withdrawal from your Bank Account:

You may authorize an individual automatic deduction from your bank account through AST online at www.astfinancial.com for each purchase. Funds will be deducted from your bank account upon authorization. Alternatively, you may choose to make regular monthly purchases by authorizing automatic monthly withdrawals from your bank account.

This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. The investment will be made the next available investment date. You must notify the Administrator in writing to change or terminate automatic withdrawal. A $35 fee will be assessed if your account has insufficient funds available for withdrawal. The Administrator will deduct a processing fee of $1.00 per individual automatic investment. No processing fee is charged for automatic monthly deductions. Additional shares may be sold from your account to cover any return check or direct debit fees.
How are shares purchased?
The Administrator will make arrangements to use initial and optional cash investments to purchase Synovus shares after five business days and as often as daily. The Administrator will use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan.

•	Source and Pricing of Shares:
Source of shares: Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by Synovus from authorized but unissued shares or treasury shares.
Shares purchased in the open market: If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased to satisfy Plan requirements on the day the shares are purchased after the deduction of any applicable trading and service fees. All fractional shares are calculated to three decimals and are credited to your account. For quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NYSE for the three day period surrounding the dividend payment date. If there is no trading of Synovus stock on the NYSE for a substantial period of time during the pricing period, then Synovus will determine the price per share on the basis of such market quotations as it considers appropriate.
Shares purchased from Synovus: If the shares are purchased from Synovus, your price per share for initial and optional cash investments will be the average of the daily high and low sale prices quoted on the NYSE for the day the shares are purchased.

•	Timing and Control:
Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither Synovus nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan and will bear the market risk associated with fluctuations in the price of Synovus’ stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of Synovus stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.
How are my Plan shares held?
Shares of Synovus stock that you buy under the Plan will be maintained in your Plan account in book entry form. You will receive a periodic Plan statement detailing the status of your holdings.
May I obtain a stock certificate if I want one?
You may certificate all or some of the book-entry shares in your Plan account by notifying the Administrator.
Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share (less any applicable fees) will be mailed to you. The Administrator will mail a certificate to you within two business days of the receipt of your request.
Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, you will be required to do a transfer of ownership before the certificate can be issued. The signature on the transfer instructions must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as discussed under “What should I do if I want to transfer my Synovus stock out of the Plan?” below.
Any Synovus shareholder may use the Plan’s “safekeeping” service to deposit their Synovus stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you have the option of receiving cash dividends, reinvesting your dividends or taking advantage of the sale of shares feature of the Plan.

To use the safekeeping service, send your certificates to the Administrator by registered mail with written instructions to deposit them in safekeeping. Do not endorse the certificates or complete the assignment section.
How may I sell my shares?
You may sell any number of shares held in your Plan account by notifying AST. Requests for sales of Plan shares are processed daily. If a request is received via the Internet or the active voice response system before 4:00 p.m. Eastern Time or by mail by 12:00 p.m. Eastern Time, the sale will be processed the next business day shares are traded. If the request to sell shares is received via the Internet or the active voice response system after 4:00 p.m. Eastern Time or via mail after 12:00 p.m. Eastern Time, the sale of shares will be processed the following business day and shares will be sold the business day following the date the sale was processed. The sale price will be the weighted average price of all shares sold for the Plan participants during that period. You will receive the proceeds of sale, less a $5.00 transaction fee, a $0.12 per share trading fee, and any required tax withholding.
You may choose to sell your shares through a stockbroker of your choice by requesting a certificate for your shares from the Administrator and delivering it to your broker. If you wish to transfer shares electronically to your brokerage account, please contact your broker.

•	Timing and Control:
Because the Administrator will sell the shares on behalf of the Plan, neither Synovus nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risk associated with fluctuation in the price of Synovus’ stock. That is, if you send in a request to sell shares, it is possible that the market price of Synovus stock could decrease or increase before the stock is sold. In addition, you will not earn interest on a sales transaction.
What should I do if I want to transfer my Synovus stock out of the Plan?
You can transfer Synovus shares to anyone you choose. You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. In order to transfer the ownership of all or part of the whole shares of Synovus stock held in your Plan account, you must mail the Administrator instructions along with a properly signed stock power. The stock power form can be obtained from the Administrator, a bank or a stockbroker. You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power. The Administrator will automatically place such new accounts in full dividend reinvestment status. The recipients of gifts or transfers, at their discretion, may then elect another option. The Administrator will send recipients of gifts or transfers a notice of such transfer.
How can I track my investments?
If you hold 100 or more shares of Synovus stock and participate in dividend reinvestment, AST will mail you a quarterly statement showing all transactions (shares purchased, amounts invested, purchase prices) for your account including year-to-date share balance and other account information. If you hold less than 100 shares of Synovus stock, the Administrator will mail you an annual statement providing detail of each quarterly dividend reinvestment as well as any other transactions during the year. Supplemental statements or notices will be sent when you make an initial or optional cash investment, or a safekeeping deposit, transfer or withdrawal of shares. You may also view your Plan account and order duplicate statements through AST at www.astfinancial.com or by notifying AST at the address listed above under “Inquiries.”
If you do not participate in dividend reinvestment, the Administrator will mail you a statement or notice confirming any transactions you make. If you continue to be enrolled in the Plan, but have no transactions, the Administrator will provide information regarding your holdings on your quarterly dividend check stub or, if you participate in direct deposit of your dividend, on your deposit advice stub.
Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.
Am I protected against losses?
Your investment in shares of Synovus stock held in the Plan is no different from any investment in other securities held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency.
In addition, the purchase price for shares acquired through the Plan will vary and cannot be predicted. The purchase price may be different from (more or less than) the price of acquiring shares on the open market on the related dividend payment date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell - both as to timing and pricing terms and related expenses - or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Administrator pending investment.
What other risks will I face through my participation in the Plan?
The following summary identifies several of the most important risks that you may face by virtue of your participation in the Plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.

•
There is no price protection for your shares in the Plan. Your investment in the shares held in the Plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares in the Plan is subject to the terms of the Plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the Plan in time to react to market conditions.

•
You have no control over the share price or timing of the sale or purchase of shares under the Plan. You cannot designate a specific price or date at which to sell or purchase Plan shares. As a result, if you send in an initial or optional cash payment, the market price of our common stock could either increase or decrease before your funds are used to purchase shares. In addition, you will not know the exact number of shares purchased until after the investment date. Similarly, the market price of our common stock could increase or decrease between the time you direct the Administrator to sell Plan shares and when the Administrator executes the sale on your behalf.

•
You may be charged additional fees, including processing fees, for certain Plan purchases. With respect to initial and optional cash investments under the Plan, you may be charged processing fees, which include any brokerage commission, for any Plan purchases made by the Administrator from third parties through open market transactions. These same fees may not apply if we decide to purchase Plan shares directly from us in the form of either newly issued shares or treasury shares, although we presently expect that most shares will be purchased through open market transactions.

•	You will not earn any interest on your dividends or cash pending investment. No interest will be paid on dividends, cash or other funds held by the Administrator pending investment or disbursement.

•
The market price for our common stock varies, and you should purchase shares for long-term investment only. Although our common stock currently is traded on the NYSE, we cannot assure you that there will, at any time in the future, be an active trading market for our common stock. Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all of your shares at one time or at a favorable price, if at all. As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in our common stock.

Plan Service Fees

Enrollment Fee For New Investors	No Charge
Purchase Of Shares	Trading fee $0.05 per share
Sale Of Shares (partial or full):
Transaction Fee	$5.00 per sale transaction
Trading Fee	$0.12 per share
Reinvestment Of Dividends	No Charge
Optional Cash Investments:
Via Check	$1.00 per investment
Via Individual Electronic Investment	$1.00 per investment
Via Monthly Automatic Investment	No Charge
Trading Fee	$0.05 per share
Gift Or Transfer Of Shares	No Charge
Safekeeping Of Stock Certificates	No Charge
Certificate Issuance	No Charge
Returned Checks Or Rejected
Automatic Deductions	$35.00 per check or deduction
Duplicate Statements:
Current year	No Charge
Prior year(s)	$20.00 flat fee per request
The Administrator will deduct the applicable fees from either the investments or proceeds from a sale. All fees set forth above are subject to change following appropriate notice to Plan participants.
U.S. Federal Income Tax Information
Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the IRS as dividend income.

You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.
Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends the appropriate amount determined in accordance with U.S. Treasury regulations. An applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional stock.
The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisor regarding the consequences of participation in the Plan.
You should rely only on the information incorporated by reference or provided in this Prospectus or in any Prospectus supplement. Synovus has authorized no one to provide you with different information. Synovus is not making an offer to sell stock in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or in any Prospectus supplement is accurate as of any date other than the date on the front of the document.
Use of Proceeds
We will receive proceeds from purchases of Synovus common stock under the Plan only if the shares purchased are newly issued shares of our stock or issued from treasury. We will not receive proceeds from purchases under the Plan if the shares are acquired in open market purchases for delivery under the Plan. Any proceeds that we receive from purchases of newly issued or treasury shares will be used for general corporate purposes. We cannot estimate the amount of these proceeds at this time.
Plan of Distribution
Except to the extent the Administrator purchases shares of our common stock in open market transactions, we will sell directly to the Administrator the common stock acquired under the Plan. The shares may be resold by Plan participants in market transactions on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock currently is listed on the NYSE.

With respect to initial and optional cash investments under the Plan, you may be charged processing fees, which include any brokerage commission, for any Plan purchases made by the Administrator from third parties through open market transactions. These same fees may not apply if we decide to purchase Plan shares directly from us in the form of either newly issued shares or treasury shares, although we presently expect that most shares will be purchased through open market transactions.
Where You Can Find More Information About Synovus
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site (http://www.sec.gov). Our common stock is listed on the New York Stock Exchange (NYSE) under the symbol “SNV,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060. Finally, we maintain an Internet site where you can find additional information. The address of our Internet site is http://www.synovus.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet site, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.
We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirety by such other information.

The SEC allows us to “incorporate by reference” into this Prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until all the securities offered by this Prospectus have been issued, as described in this Prospectus; provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
(a) Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020;
(b) Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 11, 2020;
(c) Those portions of the Definitive Proxy Statement filed on March 11, 2020 in connection with Synovus’ 2020 Annual Meeting of Shareholders that are incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2019;
(d) Current Reports on Form 8-K dated February 12, 2020 and filed with the SEC on February 12, 2020; dated February 14, 2020 and filed with the SEC on February 14, 2020; dated April 24, 2020 and filed with the SEC on April 24, 2020; and

(e) The description of Synovus’ common stock, $1.00 par value per share, set forth in the registration statement on Form 8-A/A filed with the SEC on December 17, 2008, including any amendment or report filed with the SEC for the purpose of updating this description.
You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Director of Investor Relations
Synovus Financial Corp.
1111 Bay Avenue, Suite 501
Columbus, Georgia 31901
(706) 644-0948
You should rely only on the information incorporated by reference or provided in this Prospectus, any prospectus supplement or any pricing supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date on the front of the document and that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.
Stock Splits, Stock Dividends and Other Distributions
In the event dividends are paid in Synovus stock, or if Synovus stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the common stock so paid or distributed.
Voting of Proxies
Synovus will send you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. Your shares will be voted in accordance with your instructions. If you do not vote or if you return your proxy card unsigned, none of your shares will be voted.
Responsibility of Administrator and Synovus
Neither Synovus nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:

•	failure to terminate your account upon your death prior to receiving written notice of such death; or

•	purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

•	any fluctuation in the market value after purchase or sale of shares.
The payment of dividends is at the discretion of Synovus’ Board of Directors and will depend upon future earnings, the financial condition of Synovus and other factors. The Board may change the amount and timing of dividends at any time without notice.
Neither Synovus nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.
Legal Matters
Mary Maurice Young, Deputy General Counsel of Synovus, gave her opinion regarding the validity of the stock covered by this Prospectus. Ms. Young is eligible to participate in the Plan.
Plan Modification or Termination
Synovus reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Synovus and the Administrator also reserve the right to change any administrative procedures of the Plan.
Change of Eligibility or Termination
Synovus reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify the shareholder in writing and will continue to safekeep their shares but will no longer accept optional cash investments or reinvest their dividends. The Administrator will also issue a certificate upon request.

Foreign Participation
If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. Synovus reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.
Experts
The consolidated financial statements of Synovus Financial Corp. and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated herein by reference to Synovus’ 2019 Form 10-K in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
The following is an itemized statement of estimated expenses to be paid by the registrant in connection with the issuance and sale of the securities being registered under this registration statement.

Amount to be Paid
SEC registration fee	$—
Accounting fees and expenses	15,000
Legal fees and expenses	5,000
Miscellaneous	500
Total	$20,500

Item 15.	Indemnification of Directors and Officers
Georgia Business Corporation Code
Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code, or “GBCC,” provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the GBCC for which he was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.
In addition, Section 14-2-856 of the GBCC permits our articles of incorporation, bylaws, a contract, or resolution approved by the shareholders, to authorize us to indemnify a director against claims to which the director was a party, including claims by us or in our right (e.g., shareholder derivative action). However, we may not indemnify the director for liability to us for any appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions or receipt of an improper benefit.
Pursuant to Section 14-2-854 of the GBCC, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that the director is fairly and reasonably entitled to indemnification or advance of expenses in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC.
Section 14-2-852 of the GBCC provides that to the extent that a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection with the proceeding.
Section 14-2-856 of the GBCC permits our articles of incorporation, bylaws, a contract, or resolution approved by the shareholders, to authorize us to indemnify a director against claims to which the director was a party, including claims by us or in our right (e.g., shareholder derivative action). However, we may not indemnify the director for liability to us for any appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions or receipt of an improper benefit.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, resolution of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.
Section 14-2-858 of the GBCC permits us to purchase and maintain insurance on behalf of our directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether we would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.
Synovus’ Articles of Incorporation and Bylaws; Insurance
In accordance with Article VIII of Synovus’ Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of Synovus shall be indemnified and held harmless by Synovus from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), and reasonable expenses (including attorneys’ fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of Synovus; (b) because he or she is or was serving at the request of Synovus as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii) with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.
Pursuant to Article VIII of Synovus’ Bylaws, reasonable expenses incurred in any proceeding shall be paid by Synovus in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Synovus, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.
The provisions of Article VIII cover current and future proceedings and are retroactive to cover past acts or omissions or alleged acts or omissions. In the event of death of any person having a right of indemnification or advancement of expenses under Article VIII, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.
The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and Synovus has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.
Synovus carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of Synovus for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

Item 16.	Exhibits

Exhibit Number	Description

4.1
Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated April 22, 2020, as filed with the Securities and Exchange Commission (“SEC”) on April 24, 2020.

4.2	Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K dated April 22, 2020, as filed with the SEC on April 24, 2020.

4.3	Specimen Physical Stock Certificate of Synovus, incorporated by reference to Exhibit 4.1 to Synovus' Current Report on Form 8-K dated May 19, 2014, as filed with SEC on May 19, 2014.

4.4
Specimen stock certificate for Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, incorporated by reference to Exhibit 4.1 of Synovus' Current Report on Form 8-K dated June 20, 2018, as filed with the SEC on June 21, 2018.

4.5
Specimen stock certificate for Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series E, incorporated by reference to Exhibit 4.1 of Synovus' Current Report on Form 8-K dated July1, 2019, as filed with the SEC on July 1, 2019.

4.6
Indenture dated as of June 20, 2005, between Synovus Financial Corp. and The Bank of New York Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 of Synovus’ Registration Statement on Form S-4 (No. 333-126767) filed with the SEC on July 21, 2005.

4.7
Senior Notes Indenture dated as of February 13, 2012, between Synovus Financial Corp. and The Bank of New York Melton Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 of Synovus’ Current Report on Form 8-K dated February 9, 2012, as filed with the SEC on February 13, 2012.

4.8
Subordinated Indenture, dated as of December 7, 2015, between Synovus Financial Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 of Synovus’ Current Report on Form 8-K dated December 2, 2015, as filed with the SEC on December 7, 2015.

4.9
First Supplemental Indenture, dated as of December 7, 2015, between Synovus Financial Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.2 of Synovus’ Current Report on Form 8-K dated December 2, 2015, as filed with the SEC on December 7, 2015.

4.10
Second Supplemental Indenture, dated as of February 7, 2019, between Synovus Financial Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 of Synovus' Current Report on Form 8-K dated February 7, 2019, as filed with the SEC on February 7, 2019.

4.11	2.289% Fixed-to-Floating Rate Senior Bank Note, incorporated by reference to Exhibit 4.1 of Synovus’ Current Report on Form 8-K dated February 12, 2020, as filed with the SEC on February 12, 2020.

5.1	Legal opinion of Mary Maurice Young, Deputy General Counsel of the Company, as to the legality of the securities being offered.

23.1	Consent of KPMG LLP.

23.2	Consent of Mary Maurice Young, Deputy General Counsel of the Company (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

Item 17.	Undertakings
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of debt securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 8th day of June, 2020.

SYNOVUS FINANCIAL CORP.
(Registrant)

By:	/s/ Kessel D. Stelling
Kessel D. Stelling
Chairman of the Board and Chief
Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kessel D. Stelling and Andrew J. Gregory, Jr., and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kessel D. Stelling	Chairman of the Board, Chief Executive	Date: June 8, 2020
Kessel D. Stelling	Officer and Director (Principal Executive Officer)

/s/ Andrew J. Gregory, Jr.	Executive Vice President and	Date: June 8, 2020
Andrew J. Gregory, Jr.	Chief Financial Officer (Principal Financial Officer)

/s/ Jill K. Hurley	Chief Accounting Officer	Date: June 8, 2020
Jill K. Hurley	(Principal Accounting Officer)

/s/ Tim E. Bentsen	Director	Date: June 8, 2020
Tim E. Bentsen

/s/ F. Dixon Brooke, Jr.	Director	Date: June 8, 2020
F. Dixon Brooke, Jr.

/s/ Stephen T. Butler	Director	Date: June 8, 2020
Stephen T. Butler

/s/ Elizabeth W. Camp	Director	Date: June 8, 2020
Elizabeth W. Camp

/s/ Diana M. Murphy	Director	Date: June 8, 2020
Diana M. Murphy

/s/ Harris Pastides	Director	Date: June 8, 2020
Harris Pastides

/s/ Joseph J. Prochaka, Jr.	Director	Date: June 8, 2020
Joseph J. Prochaska, Jr.

/s/ John L. Stallworth	Director	Date: June 8, 2020
John L. Stallworth

/s/ Barry L. Storey	Director	Date: June 8, 2020
Barry L. Storey

/s/ Teresa White	Director	Date: June 8, 2020
Teresa White